SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-4/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            BINGOGOLD.COM, INC.
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEVADA                     454390               87-0542172
(STATE OF INCORPORATION)    (PRIMARY STANDARD       (IRS EMPLOYER
                               INDUSTRIAL           INDENIFICATION
                             CLASSIFICATION              NUMBER)
                               CODE NUMER)

                       COMMISSION FILE NO.  033-90355

#303-543 Granville Street, Vancouver, BC              V6C 1X8
(Address of Principal Executive Offices)             (Zip Code)

          Shawn F. Hackman, Esq., 3360 W. Sahara, Suite 200, NV 89102
                   (Name and address of agent for service)

                              (702) 732-2253
      (Telephone number, including area code, of agent for service)

The registrant statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities
Act.


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               As soon as practicable after the effective date
                       of this Registration Statement.

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


        SUBJECT TO COMPLETION, DATED ____________________, 1999

                             OFFER TO EXCHANGE
     SHARES OF COMMON STOCK REGISTERED UNDER THE ACT, FOR ANY AND ALL
                    OUTSTANDING SHARES OF COMMON STOCK
                   WHICH HAVE NOT BEEN SO REGISTERED OF
                            BINGOGOLD.COM, INC.
               THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
   PACIFIC STANDARD TIME, ON ___________________, 1999, UNLESS EXTENDED

     BINGOGOLD.COM, INC. (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (which constitutes the "Exchange Offer"), to exchange of common stock of the Company (the "Shares").

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is __________________, 1999

     The Company has not entered into any arrangement or understanding with any person to distribute the New Shares to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Shares in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Shares to be received in the Exchange Offer. Any person participating in the Exchange Offer who does not acquire the Exchange Shares in the ordinary course of business: (i) cannot rely on the above referenced no-action letters; (ii) cannot tender its Old Shares in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act.

   There has not previously been any active public market for the Shares. There can be no assurance that an active trading market for the New Shares will develop.

                             AVAILABLE INFORMATION
     The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information With respect to the Company and the Exchange Offer, reference is made to such Registration Statement and the exhibits and schedules filed as part thereof.

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected and copied without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and the Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference
Section of the Commission upon payment of certain prescribed fees. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's web site (http://www.sec.gov.), which is maintained by the Commission and which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Cofitras Entertainment, Inc. pursuant to the Exchange
Act are incorporated by reference in this Prospectus: (i) COFITRAS'S Annual Report on Form 10-K for the year ended December 31, 1998.

     In addition, all documents filed by COFITRAS with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date and prior to the termination of the Exchange Offer contemplated hereby shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so odified or superseded.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH
ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, ON WRITTEN OR ORAL REQUEST, FROM BINGOGOLD.COM, INC.


                                    SUMMARY

      THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE FINANCIAL STATEMENTS AND
THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO THE "COMPANY" MEAN BINGOGOLD.COM, INC. AND ITS SUBSIDIARIES.


                                  THE COMPANY

GENERAL

     BINGOGOLD.COM, INC.

    The Company's principal executive offices are located at #303-543 Granville Street, Vancouver, BC, Canada V6C 1X8. The Company's telephone number is (604) 688-1844.


                              THE EXCHANGE OFFER

Securities Offered..........  Up to 7,666,667 shares of
                              registered common stock for
                              7,666,667 shares of unregistered
                              common stock of Bingogold.com, Inc.
                              See "Description of Shares."

The Exchange Offer..........  The Company is offering to exchange 7,666,667 shares of registered common stock for
                              7,666,667 shares of unregistered
                              common stock of Bingogold.com, Inc.

Federal Income Tax
Considerations.............   The Exchange Offer will not result in any
                              income, gain or loss to the holders of Shares or the Company for federal income tax purposes. See "Federal Income Tax
                              Considerations."

Use of Proceeds.............   There will be no proceeds to the Company from
                               the exchange of New Shares for the Old Shares pursuant to the Exchange Offer.

Exchange Agent..............   Shawn F. Hackman, Esq. is serving as exchange
                               agent (the "Exchange Agent in connection with the Exchange Offer.


                   CONSEQUENCES OF EXCHANGING OR FAILURE TO
               EXCHANGE OLD SHARES PURSUANT TO THE EXCHANGE OFFER

     Generally, holders of Old Shares (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Shares for New Shares pursuant to the Exchange Offer may offer their New Shares for resale, resell their New Shares, and otherwise transfer their New Shares without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Shares are acquired in the ordinary course of the Holder's business, such holders have no arrangement with any person to participate in a distribution of such New Shares and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Shares. A broker-dealer who acquired Old Shares directly from the Company cannot exchange such Old Shares in the Exchange Offer.
Each broker-dealer that receives New Shares for its own account in exchange for Old Shares must acknowledge that it will deliver a prospctus in connection with any resale of its New Shares. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Shares prior to offering or selling such New Shares. Upon consummation of the Exchange Offer, holders that were not prohibited from participating in the Exchange Offer and did not tender their Old Shares will not have any registration rights with respect to such non-tendered Old Shares, and accordingly, such old Shares will continue to be subject to the restrictions on transfer contained in the legend thereon. See "The Exchange Offer -Consequences of Failure to Exchange."


                       SUMMARY DESCRIPTION OF THE SHARES

Issuer...................      BINGOGOLD.COM, INC.

Securities Offered.......      7,666,667 shares of registered common stock
                               of Bingogold.com, Inc.

                                    RISK FACTORS

     Prospective participants in the Exchange Offer should take into account the specific considerations set forth under "Risk Factors" as well as the other information set forth in this Prospectus. See "Risk Factors."

     This prospectus and other reports and statements filed by the company from time to time with the commission (collectively, "commission filings") contain or may contain forward-looking statements, such as statements regarding the company's growth strategy and anticipated trends in the industries and economies in which the company operates. These forward-looking statements are based on the company's current expectations and are subject to a number of risks, uncertainties and assumptions relating to the company's operations and results of operations, competitive factors, shifts in market demand, and other risks and uncertainties, including in addition to those described below and elsewhere in this prospectus or any commission filing, uncertainties with respect to changes or developments in social, business, economic, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the company's contractors, customers, suppliers, competitors, stockholders, legislative, regulatory and judicial and other governmental authorities. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from results expressed or implied in any forward-looking statements made by the company in this prospectus or any commission filing. The company does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. in addition to the other information contained in this prospectus, prospective investors should carefully consider the following risk factors in evaluating the company and its business before participating in the exchange offer.


                   CONSEQUENCES OF FAILURE TO EXCHANGE

     Upon consummation of the Exchange Offer, holders of Old Shares that did not tender their Old Shares will not have any exchange rights under the Registration Rights Agreement with respect to such non-tendered Old Shares and, accordingly, such Old Shares will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Shares may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

     Based on interpretations by the staff of the Commission with respect to similar transactions, the Company believes that the New Shares issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder of such New Shares (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Shares are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Shares and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Shares. A broker-Dealer who acquired Old Shares directly from the Company cannot exchange such Old Shares in the Exchange Offer. Each brokerdealer that receives New Shares for its own account in exchange for Old Shares must acknowledge that it will deliver a prospectus in connection with any resale of its New Shares. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Shares received in exchange for the Old Shares acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a certain period of time after the Exchange Date or, if earlier, until all participating broker-dealers have so resold. See "Plan of Distribution." The New Shares may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Company is required, under the Registration Rights Agreement, to register the New Shares in any jurisdiction requested by the holders, subject to certain limitations.


       EFFECTS OF THE ECONOMY ON THE COMPANY'S INTERNET BUSINESS

     The Company's business is impacted by the economic factors which affect the internet industry. When such factors adversely affect the internet industry, they tend to reduce the overall demand for internet sites and products. There can be no assurance that economic and other factors which may affect the internet industry will not have an adverse impact on the Company's business, financial condition or results of operations.


                         GOVERNMENT REGULATION

     The internet industry is highly regulated in the United States by the FCC and in other country by similar agencies. Further, there can be no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, would not have a material adverse effect on the Company's business, financial condition or results of operations.


                     FLUCTUATIONS IN OPERATING RESULTS

     The Company's operating results are affected by many factors, including the timing of orders from large customers, the timing of expenditures to purchase inventory in anticipation of future sales, the timing of bulk inventory purchases. A large portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its customers and upon its discussions with its customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on the Company's business, financial condition or results of operations.


             RELIANCE ON EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The continued success of the Company is dependent to a significant degree upon the services of its executive officers and upon the Company's ability to attract and retain qualified personnel experienced in the various phases of the Company's business. The ability of the Company to operate successfully could be jeopardized if one or more of its executive officers were unavailable and capable successors were not found.
The Company does not maintain "key person" life insurance on the lives of its executive officers. See "Management."


                               COMPETITION

     The markets for the Company's product and services are extremely competitive, and the Company faces competition from a number of sources. Certain of the Company's competitors have substantially greater financial and other resources than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations. See "Business--Competition."


                ABSENCE OF A PUBLIC MARKET FOR THE SHARES

     The New Shares will constitute a new issue of securities with no established trading market. Accordingly, no assurance can be given that an active public or other market will develop for the New Shares or as to the liquidity of or the trading market for the New Shares. If a trading market does not develop or is not maintained, holders of the New Shares may experience difficulty in reselling the New Shares or may be unable to sell them at all. If a market for the New Shares develops, any such market may be discontinued at any time.

     If a public trading market develops for the New Shares, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities.


                              THE EXCHANGE OFFER
                  PURPOSE AND EFFECT OF THE EXCHANGE OFFER

      Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the New Shares issued pursuant to the Exchange Offer in exchange for Old Shares may be offered for resale, resold and otherwise transferred by any holder of such New Shares (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Shares are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Shares and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Shares. A broker-dealer who acquired Old Shares directly from the Company can not exchange such Old Shares in the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Shares cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Each broker-dealer that receives New Shares for its own account in exchange for Old Shares, where such Old Shares were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Shares. See "Plan of Distribution."


                       TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus (which together constitute the Exchange Offer), the Company will accept any and all Old Shares validly tendered and not withdrawn prior to 5:00 p.m., Pacific Standard time, on the Expiration Date (as defined herein). The Company will issue a principal amount of New Shares in exchange for an equal principal amount of outstanding Old Shares tendered and accepted in the Exchange
Offer. Holders may tender some or all of their Old Shares pursuant to the Exchange Offer. The date of acceptance for exchange of the Old Shares for the New Shares (the "Exchange Date") will be the first business day following the Expiration Date or as soon as practicable thereafter.

       The terms of the New Shares and the Old Shares are substantially identical in all material respects.

     As of the date of this Prospectus, 7,666,667 of the Old Shares are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Shares. Holders of Old Shares do not have any appraisal or dissenters' rights under state law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Shares which are not tendered and were not prohibited from being tendered for exchange in the Exchange Offer will remain outstanding and continue to be subject to transfer restrictions.

    Upon satisfaction or waiver of all the conditions to the Exchange Offer, on the Exchange Date the Company will accept all Old Shares properly tendered and not withdrawn and will issue New Shares in exchange therefor. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Shares for exchange when, as and if the
Company had given oral or written notice thereof to the Exchange
Agent.
The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Shares from the Company.

     Holders who tender Old Shares in the Exchange Offer will not be required to pay brokerage commissions or fees on, transfer taxes with respect to the exchange of Old Shares pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer.
See "Fees and Expenses" below.


                              EXCHANGE AGENT

     Shawn F. Hackman, Esq., has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail, by hand or by Overnight Courier:

Shawn F. Hackman, Esq.
Shawn F. Hackman, a P.C.
3360 West Sahara Avenue, Suite 200
Las Vegas, Nevada  89102

By Facsimile:
Shawn F. Hackman, Esq.
(702) 940-4006

Confirm by Telephone:
(702) 732-2253


     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF
INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY.


                           FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers, regular employees or agents of the Company and its affiliates.


     The Company has not retained any dealer-manager in connection with the
Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-ofpocket expenses in connection therewith and will pay the reasonable fees and expenses of holders in delivering their Old Shares to the Exchange Agent.

     The cash expenses of the Company to be incurred in connection with the
Company's performance and completion of the Exchange Offer will be paid by the
Company. Such expenses include fees and expenses of the Exchange
Agent and
Trustee, accounting and legal fees and printing costs, among others.

   The Company will pay all transfer taxes, if any, applicable to the exchange of Old Shares pursuant to the Exchange Offer. If, however, certificates representing New Shares or Old Shares for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Shares tendered, or if tendered Old Shares are registered in the name of any person other than the person signing, if a transfer tax is imposed for any reason other than the exchange of Old Shares pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted the amount of such transfer taxes will be billed directly to such tendering holder.


                    CONSEQUENCES OF FAILURE TO EXCHANGE

     Upon consummation of the Exchange Offer, holders of Old Shares that were not prohibited from participating in the Exchange Offer and did not tender their Old Shares will not have any further exchange rights under the with respect to such nontendered Old Shares and, accordingly, such Old Shares will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Shares may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.


     Based on interpretations by the staff of the Commission with respect to similar transactions, the Company believes that the New Shares issued pursuant to the Exchange Offer in exchange for Old Shares may be offered for resale, resold and otherwise transferred by any holder of such New Shares (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Shares are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Shares and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Shares. If any holder has any arrangement or understanding with respect to the distribution of the New Shares to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Shares for its own account in exchange for Old Shares must acknowledge that it will deliver a prospectus in connection with any resale of its New Shares. See "Plan of Distribution." The New Shares may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with.


                                OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Shares are urged to consult their financial and tax advisors in making their own decisions on what action to take.

   Upon consummation of the Exchange Offer, holders of the Old Shares that were not prohibited from participating in the Exchange Offer and did not tender their Old Shares will not have any exchange rights with respect to such non-tendered Old Shares and, accordingly, such Old Shares will continue to be subject to the restrictions on transfer contained in the legend thereon.


     The Company has not entered into any arrangement or understanding with any person to distribute the New Shares to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the
New Shares in it ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the
New Shares to be received in the Exchange Offer. In this regard, the
Company will make each person participating in the Exchange Offer aware (through this Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resale, any holder using the Exchange Offer to participate in a distribution of New Shares to be acquired in the registered Exchange Offer (i) may not rely on the staff position enunciated in Morgan Stanley and Co. Incorporated (available
June 5, 1999) and Exxon Capital Holdings Corporation (available May 13, 1988) similar letters and (ii) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


                           ACCOUNTING TREATMENT

   The New Shares will be recorded at the same carrying value as the Old Shares as reflected in the Company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the New Shares.


             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS

     Bingogold.com, Inc. (the "Company") was organized as a Nevada corporation on April 26, 1995. The Company is principally in the internet and entertainment business. Certain statements in the Report are forward-looking. Actual results of future events could differmaterially.

     The following discussion of the financial condition and results of operations of the Company relates to the six (3) months ended
June 30, 1999 and 1998 and the nine (9) months ended September 30,
1999 and
1998, and should be read in conjunction with the financial statements and notes thereto included elsewhere in this Report.


                   LIQUIDITY AND CAPITAL RESOURCES

   The Company has made no commitments that would require any material increase in capital resources. The Company's financial condition has not been affected by the modest inflation of the recent past. The Company believes that future inflation, if any, would not materially affect the results of operations, other than interest rates on the line of credit which are based on a floating rate over prime would be higher. Also the values and rental rates on the Company's real estate could be affected by future inflation, in any.

     The Company's operating results are affected by many factors, including the timing of orders from large customers, the timing of expenditures to purchase inventory in anticipation of future sales, the timing of bulk purchases. A small portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its customers and upon its discussions with its customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on the Company's business, financial condition and results of operations.

      The Company and GAMEWEAVER are co-registrants of the Company's
Registration Statement on Form S-4, of which this Prospectus forms a part. As a result, the Company and GAMEWEAVER will become subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") upon the effectiveness of the Registration Statement.

     So long as the factors set forth in the paragraph immediately above remain true and correct, under applicable SEC rules and regulations, the
Company believes that GAMEWEAVER will not need to individually comply with the reporting requirements of the Exchange Act, nor will the Company have to include separate financial statements and other disclosures concerning each of the Subsidiary Guarantors in its Exchange Act reports.


                                   BUSINESS

RECENT DEVELOPMENTS

None.


                            DESCRIPTION OF BUSINESS

Industry/Marketing Overview

One of the fastest growing segments of the Internet continues to be the Entertainment Industry. By providing high quality, innovative games in addition to content, tied in with a strong Loyalty Program, the Company intends to attract and retain Members.

Combining the strong Loyalty Program with a Permission E-Mail program Gameweaver believes that it may strengthen even further the relationship that it builds with Members in addition to strengthening the quality of service that it provides to its advertisers and sponsors. A recent study by LMT Strategies found that more than half of the e-mail users feel positively about permission marketing and that nearly three quarters of users respond to permission e-mail with some frequency. Additionally, it was found that Permission E-Mail marketing was five times more cost effective than direct mail and 20 times more effective than Web banners. Furthermore, the study found that properly constructed Permission E-Mail campaigns increased loyalty amongst recipients.

Online Direct Marketing

Various forms of online direct marketing to generate sales of products or services are engaged in by business operating in the electronic commerce market place. Direct marketing is advertising that is intended to generate a specific response or action from a targeted group of consumers. Examples of traditional forms of direct marketing include catalog mailings, magazine inserts and telecasters. According to the Direct Marketing Association, 1998 direct marketing advertising commitments to totaled $163 billion in the United States alone. E-Mail and web-based promotion are the typical forms of online direct marketing. The particular attraction of online direct marketing to advertisers is that they can use tools that are not available in traditional media, such as measurements of click-through rates and one-click response to email offers. These tools provide the advertisers with near immediate feedback regarding their marketing campaigns, permitting them to tailor new messages and targeted offers.

Corporate Objectives and Strategy

The Company objective is to become a leading provider of online direct marketing and loyalty programs, establishing a niche, providing high quality entertainment in the form of unique games and gaming to create site loyalty, coupled with a point system to enhance the loyalty of the sites, reinforcing visitors to return to the site. The Company's strategy is to acquire and/or license additional unique games to enhance the uniqueness and quality of this entertainment and content of the sites while integrating targeted email; and web-based direct marketing offers with online loyalty programs to create valuable benefits for both our consumer members and our business partners. Using this strategy provides the consumers the opportunity to earn rewards by playing, participating and responding to online offers and providing business with online customer acquisition and retention tools.

EMPLOYEES

     The Company has no full time employees.

DESCRIPTION OF PROPERTY

     None.


GOVERNMENT REGULATION AND TRACEABILITY

     The internet industry is highly regulated in the United States by the FCC and in other country by similar agencies. Further, there can be no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, would not have a material adverse effect on the Company's business, financial condition or results of operations.


                    PROPOSED MERGER WITH GAMEWEAVER

     On November 5, 1999, the Company entered into the Merger
Acquisition Agreement with GAMEWEAVER.  Pursuant to the
Agreement, upon consummation of the Merger Acquisition, GAMEWEAVER will become a wholly-owned subsidiary of the Company.

     Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of GAMEWEAVER Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive, and will be exchangeable for one (1) share of the Company's Common Stock. Based on 7,666,667 shares of GAMEWEAVER common stock outstanding at September 24, 1999 the Company will issue 7,666,667 shares of its authorized but unissued stock in the Merger which will represent 68% of the total shares of Common Stock to be outstanding immediately following the Merger.

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including the approval of the Merger by the shareholders of GAMEWEAVER and the Company. In connection with the execution of the Merger Agreement, holders of GAMEWEAVER common stock owning in excess of 51% of GAMEWEAVER's outstanding common stock entered into an agreement to vote their shares in favor of the Merger. On the same date, shareholders of the Company holding in excess of 51% of the Company's common stock entered into a voting agreement to vote their shares in favor of the Merger.

   The Company believes that the Merger will create a combined entity that should help the Company achieve the strategic goals which it has established.

                                        MANAGEMENT
BOARD OF DIRECTORS

     The Articles of Incorporation and By-laws of the Company presently provide for a Board of Directors.

NAME                    Age         POSITION(S)

Brian W. Ransom         37          President, Secretary and
                                    Treasurer


COMPENSATION OF DIRECTORS

     There is no annual retainer fee for the directors. Directors are entitled to reimbursement for costs related to attendance at meetings and travel.


EXECUTIVE OFFICERS

     The following list reflects the executive officers of the Company, as of this date, the capacity in which they serve the Company, and when they assumed office:


BUSINESS EXPERIENCE

Brian W. Ransom, Age 37, President since 1998. From 1991 until he joined us, Mr. Ransom acted as an independent consultant to and negotiator for North American and European companies. He consulted on matters relating to corporate structuring, corporate finance, foreign exchange and interest rate risk control management and negotiation of strategic relationships between coroporations and governments. Mr. Ransom has been rsponsible for the management of a $1.5 billion loan portfolio of two Canadian mutual fund companies, an international fiduciary, as well as the boards of software and manufacturing firms.


FAMILY RELATIONSHIPS

     There are no family relationships between or among any of the directors and executive officers of the Company.


EXECUTIVE COMPENSATION

      No executive compensation has been paid to any of the officers and directors.


EMPLOYMENT AGREEMENTS

     The company does not currently have any employment agreements with any of its employees.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, certain information regarding the Company Common Stock, owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding the Company Common Stock;
(ii) each of the Company directors and named executive officers;
and
(iii) all directors and executive officers of the Company as a group.
Unless otherwise specified, the address for each beneficial owner is
c/o BINGOGOLD.COM, INC., #303-543 Granville Street, Vancouver, BC
V6C 1X8.


Name and Address                  Amount and Nature
Percent
of Beneficial Holder              of Beneficial
Ownership

Brian W. Ransom                        -0-                    0.0%
#303-543 Granville Street
Vancouver, BC  V6C 1X8


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There are no relationships related transactions reportable under this section.


DESCRIPTION OF OTHER INDEBTEDNESS

     None.


                               BINGOGOLD.COM, INC.
                                  BUSINESS

BUSINESS DESCRIPTION

Historical Data

         Bingogold.com, Inc. (the "Company or "Registrant") was incorporated on January 26, 1986 as Vantage, Inc., a Nevada corporation. In 1995, the Company changed its name from Vantage, Inc. to Cofitras Entertainment, Inc. and in 1999 changed its name from
Cofitras Entertainment, Inc. to Bingogold.com, Inc.

         In February 1987, the Company closed an initial public offering under the then Rule S-18 Registration format which generated gross proceeds of $175,650. It appears from historical records that the Company was intended as what is sometimes known as a "Blind Pool" offering. That is, management had broad discretion to enter into initially undesignated business activities and employ the proceeds of the offering for those purposes without further shareholder approval.

         In 1988, the Company appears to have entered a "Reverse
Acquisition" with a stock brokerage firm known as StonePointe
Financial Services, but which acquisition was fully rescinded by 1989.

         In March 1990, the Company entered into a purchase agreement under which the Company acquired a United States patent dealing with a roof mount for a disk antenna, a patent filed for an antilightning direct burial satellite cable, and certain contracts relating to the patent in exchange for shares of restricted voting common stock which represented a controlling interest in the Company. In December 1990, the Company entered into an exclusive license agreement with a wire manufacturer to manufacture and sell the cable. Thereafter, Company management determined that it would seek other business opportunities due to the lack of sales of its satellite business. No material revenues have been received by the Company from the cable T.V. related technology and the Company now regards the technology as obsolete and of no further value.

         In September 1992, shares of the Company's outstanding common stock were sold pursuant to an Agreement of Purchase and Sale of Common Stock. The sale of the shares resulted in a change in the control of the Company.

         The acquiring shareholders transferred various media and entertainment production rights for the majority share acquisition. These media license rights expired in 1993 and the Company has continued after that date without any material assets or business purposes.

         In November 1992, the Company's Board of Directors, as part of the foregoing acquisition, declared a 1 for 5 reverse stock split of its outstanding common stock (no other Company securities were outstanding on the date of the split). All references to shares outstanding herein have been adjusted to reflect the effect of this reverse split, as well as the subsequent reverse split described below, on a retroactive bases.

         Since 1993, the Company has essentially existed as an inactive reporting company without any material assets or business activities. This type of company is commonly referred to as a "public shell" corporation. It should also be noted that for much of the period subsequent to 1993 to the present, management has consisted of a single officer/director. The most recent sole officer/director has been Ms. Christine Green who served from the period of approximately April, 1998 to November, 1998.

         As previously reported in a December 1998 8-K Filing, the Company entered into an agreement for an acquisition of the majority of its outstanding shares in November, 1998. The substance of this November 30, 1998 agreement, which was finally closed as of March 5, 1999, can be outlined as follows:

          1. The Company agreed, effective November 30, 1998, to reverse split its shares on a sixty-to-one (60:1) ratio which essentially resulted in approximately 984,025 shares being deemed to be issued and outstanding.

         2. The Company agreed to issue 8,000,000 reverse split shares to a group of private investors, acting though Mr. Dennis Madsen as their agent, for payment of $30,000 to the Company (subsequently loaned to Ms. Green with obligation now assumed by Mr. Madsen) and a commitment to acquire the majority of the issued and outstanding shares. Mr. Dennis Madsen subsequently became the Secretary/Treasurer of the Company and his son, Damon Madsen, became the President pursuant to the majority share acquisition.

         3. The November 30, 1998 agreement also provided that within 100 days of the agreement, the new shareholders now holding the majority shares pursuant to the November 30, 1998 agreement would acquire from the prior principal shareholder, Eversfield Corporation, acting through its principal agent and attorney in fact, Christine Green, approximately 80% of the otherwise issued and outstanding stock of the Company consisting of approximately 787,200 reverse split shares. This secondary acquisition was completed as of March 5, 1999 as earlier reported.

         4. Ms. Christine Green agreed to conditionally resign on November 30, 1998 pending the completion of the final share acquisition in March, 1999 and voted her majority share position, on behalf of Eversfield Corporation, for the election of Mr. Damon Madsen as a Director, Mr. Gregory Stringham as a Director, and Mr. Dennis Madsen as a Director. These directors, as elected, then appointed themselves as the officers of the
Company with Mr. Damon Madsen as  President, Mr.   Gregory
Stringham  as Vice-President,   and  Mr.   Dennis   Madsen  as
Secretary/Treasurer. This resignation became irrevocable pursuant to the closing on March 5, 1999.

         5. A Notice to Shareholders explaining these transactions, including the completion of the majority share acquisition and reverse split, was mailed to all shareholders of record on or about April 10, 1999, a copy of which is attached to this 10-KSB filing as an Exhibit.

         The net capital gained by the corporation from this transaction is a note payable by Mr. Dennis Madsen to Coftrias (Note Receivable to the Company) for $30,000. Mr. Madsen has advanced a repayment of approximately $2,350 to date on this note for costs related to filing and other securities matters. The note requires repayment to be made no later than December 31, 1999. In the interim, Mr. Dennis Madsen has commited to pay funds as required by the Company. It is anticipated, based upon representations of Mr. Madsen, that the note will be fully paid in a timely manner. For accounting purposes, this $30,000 obligation will be treated as additional capital to be contributed.

         New management is presently engaged in attempting to find suitable merger/acquisition or joint venture candidates for an appropriate business purpose for the corporation. However, no agreement in principle has been entered as to any such merger, acquisition, or other business venture. The Company will file the appropriate 8-K notice when, or if, such an agreement is reached in principle.

                          Business of Issuer

         The Company has no current business operations. The Company's business plan is to seek one or more potential business ventures, such as a merger or acquisition, that, in the opinion of management, may warrant involvement by the Company. The Company recognizes that because of its limited financial, managerial and other resources, the type of suitable potential business ventures which may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business venture in which it participates rather than to seek immediate, short-term earnings. In seeking to attain the Company's business objective, it will not restrict its search to any particular business or industry, but may participate in business ventures of essentially any kind or nature. It is emphasized that the business objectives discussed are extremely general and are not intended to be restrictive upon the discretion of management.

         The Company will not restrict its search for any specific kind of firms, but may participate in a venture in its preliminary or development stage, may participate in a business that is already in operation or in a business in various stages of its corporate existence. It is impossible to predict, at this stage, the status or terms of any venture in which the Company may participate, in that the venture may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. In some instances, the business endeavors may involve the acquisition or merger with a corporation which does not need substantial additional cash, but which desires to establish a public trading market for its common stock.

         There is no assurance that the Company will be able to successfully identify and negotiate a suitable potential business venture.

         The Company has no employees. The Company presently maintains its business office at #303-543 Granville Street, Vancouver, BC V6C 1X8.

BOARD OF DIRECTORS

Name                         Age        Position(s)

Richard D. Wilk              52        President, Secretary and
                                       Treasurer

                           MANAGEMENT

Richard D. Wilk, Age 52, President, Secretary and Director.  From
1973 through 1996 Mr. Wilk has been employed by IBM Canada Ltd.
Mr. Wilk was a vital part of the development of yearly sales plans for OEM HW/SW products.

Mr. Wilk brings to the Company more than 25 years of experience within the computer, Internet, and gaming industry. Prior to his appointment as CEO of BingoGold, Mr. Wilk work as a marketing director/manager for a number of high profile companies where he consistently surpassed sales quotas adding to the growth and success of each company.


TRANSFER AND EXCHANGE

   A Holder may transfer or exchange Shares, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law.


FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes all material United States federal income tax consequences to U.S. Holders and Non U.S. Holders of owning and disposing of the Shares. Hereinafter, the terms "U.S. Holder" and "Non-U.S. Holder" refer, respectively, to holders of Shares that are or are not classified as United States persons for United States federal income and estate tax purposes. A holder that does not know whether such holder is a U.S. person or Non-U.S. person should consult their own tax advisor.

     This discussion does not purport to deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. It is, based upon the provisions of existing law on the date hereof, including, in particular, the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and other administrative and judicial interpretations thereof, all of which are subject to change at any time, with or without retroactive effect. This discussion is limited to initial purchasers who hold the Shares as capital assets within the meaning of
Section 1221 of the
Code.

   This discussion also does not address the tax consequences to Non-U.S. Holders that are subject to United States federal income tax on a net basis on income realized with respect to a Note because such income is effectively connected with the conduct of a United States trade or business. Such Non-U.S. Holders are generally taxed in a similar manner to U.S. Holders, but certain special rules do apply. This discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial purchasers in light of their circumstances or to certain types of initial purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a Note). This summary discusses the tax considerations applicable to the initial purchasers of the Shares who purchase the Shares at their "issue price" as defined in Section 1273 of the Code and does not discuss the impact of ownership of the Shares on subsequent owners.
The Company has not sought a ruling from the Internal Revenue
Service
("IRS") with respect to the matters discussed herein and there is no assurance that the IRS will agree with this discussion or the conclusions stated herein.


     PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE,
OWNERSHIP AND DISPOSITION OF THE SHARES, INCLUDING THE
APPLICABILITY OF ANY
FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY
CHANGES (OR
PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS
THEREOF.


U.S. HOLDERS

     GENERALLY. As used herein, the term U.S. Holder means a person who is considered to be a U.S. resident for federal income tax purposes, or a person who is considered to be domiciled in the U.S. for federal estate and gift tax purposes. A person other than a U.S. Holder is referred to herein as a Non-U.S. Holder.


     DISPOSITION OF SHARES. In general, a U.S. Holder of a Note will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Note measured by the difference between the amount of cash and fair market value of other property received (except to the extent attributable to the payment of accrued interest) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a
Note generally will equal the cost of the Note to the U.S. Holder. With respect to non-corporate U.S. Holders, the gain or loss on such disposition of Shares will be a long-term capital gain or loss taxed if Shares have been held at the time of such disposition as capital assets for more than one year but not more than 18 months at a rate no higher than 28% or if held more than 18 months at a rate no higher than 20% and as a short-term capital gain or loss if the Shares have been held for not more than 12 months.


NON-U.S. HOLDERS

     GAIN ON DISPOSITION OF SHARES. A Non-U.S. Holder will not be subject to
United States federal income tax by withholding or otherwise on gain realized on the disposition of a Note unless the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States.

    EFFECTIVELY CONNECTED INCOME. To the extent that interest income or gain on the disposition of Shares is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, such income will be subject to United States federal income tax at the same rates generally applicable to United States persons. Additionally, in the case of a non-U.S. Holder which is a corporation, such effectively connected income may be subject to the United States branch profits tax at the rate of 30%.
Effectively connected interest may be subject to withholding unless a properly completed IRS Form 4224 is delivered to the payor.


     ESTATE TAX. Shares held at the time of death by an individual
Non-U.S.
Holder will not be subject to United States estate tax, provided that at such time, (i) such Non-U.S. Holder did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, and (ii) the Shares were not held in connection with such
Non-U.S. Holder's trade or business in the United States.

     TREATIES. Applicable treaties between the United States and a country in which a Non-U.S. Holder is a resident may alter the tax consequences described above.


EXCHANGE OFFER

   For federal income tax purposes, the exchange of Old Shares for New
Shares pursuant to the Exchange Offer will not result in recognition of gain or loss by U.S. Holders of Shares.


                            PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Shares for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Shares. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Shares received in exchange for Old Shares acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of one year after the Expiration Date or until all participating broker-dealers have so resold. Any such broker-dealer who intends to use this
Prospectus in connection with the resale of New Shares received in exchange for
Old Shares pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is such a broker-dealer.

     The Company will not receive any proceeds from the issuance of the New Shares offered hereby or from any sale of New Shares by broker-dealers. New Shares received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Shares or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concession from any such broker-dealer and/or the purchasers of any New Shares. Any broker-dealer that resells New Shares that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of New Shares may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of New Shares and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

       The Company has not entered into any arrangement or understanding with any person to distribute the New Shares to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New
Shares in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Shares to be received in the Exchange Offer.


                               LEGAL MATTERS

   The validity of the New Shares will be passed upon for the Company by Shawn F. Hackman, Esq., attorney at law.


                                SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     GAMEWEAVER


Dated: December 10, 1999             By:/s/ Richard D. Wilk
                                     Richard D. Wilk, President
                                     Treasurer and Secretary
                                     and Director

                               EXHIBIT INDEX

Exhibit       Description
Method of
Number
Filing

10.1         Acquisition Agreement                          See
Below

5.1          Legality Re: Opinion                           See
Below

13.1         Financials Statements
Incorporated
                                                            by
reference

27.1         Financial Data Schedule
Incorporated
                                                            by
reference